Exhibit 10.1



                     AMENDMENT NO.1 TO TRIARC COMPANIES, INC.
               AMENDED AND RESTATED 2002 EQUITY PARTICIPATION PLAN

     The Triarc Companies, Inc. Amended and Restated 2002 Equity Participation Plan (the "Plan") is hereby amended as follows, to be effective as of April 13, 2006, subject to approval of this Amendment No. 1 by the holders of a majority of the votes cast on a proposal to approve this Amendment No. 1 at the next Annual Meeting of Stockholders of Triarc Companies, Inc., currently scheduled to be held on June 7, 2006, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal:

     1. The first paragraph of Section 3 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "3. Shares Subject to the Plan. The Shares to be transferred or sold pursuant to the grant of Restricted Shares, settlement of Restricted Share Units or the exercise of Options or SARs granted under the Plan or pursuant to the election by a Director to receive all or a portion of their annual retainer fees and/or board of directors or committee meeting attendance fees, if any ("Fees"), in Shares shall be authorized Shares, and may be issued Shares reacquired by the Company and held in its treasury or may be authorized but unissued Shares. Subject to the provisions of
     Section 23 hereof (relating to adjustments in the number and classes or series of Capital Stock to be delivered pursuant to the Plan), the maximum aggregate number of Shares to be granted as Restricted Shares, in respect of which Restricted Share Units may be granted, or to be delivered on the exercise of Options or SARs or upon a Director's election to receive Fees in Shares shall be 15,000,000, 2,000,000 of which shall be shares of the Company's Class A Common Stock, par value $0.10 per share (the "Class A Common Stock"), and 13,000,000 of which shall be shares of the Company's Class B Common Stock, Series 1, par value $0.10 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock")."

     2. Except for the foregoing amendment set forth in paragraph 1 above, all of the terms and conditions of the Plan shall remain in full force and effect.